Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND

COMPREHENSIVE LOSS

On November 19, 2020, TransparentBusiness acquired ITSQuest, a regional staffing agency with twelve locations throughout New Mexico and Texas, by entering into a Share Exchange Agreement (“SEA”) to acquire 51% of its issued and outstanding common stock. The acquisition was funded through the issuance of 10,000,000 shares of TransparentBusiness common stock and contingent consideration in the form of a contingent divestiture provision. As of the closing date, ITSQuest retained responsibility for an outstanding tax liability of $4,390 thousand and 3,500,000 of the 10,000,000 shares issued were placed in escrow pending final settlement of the tax liability. The following unaudited pro forma condensed combined statement of operations has been prepared based upon the historical statements of operations and comprehensive loss of TransparentBusiness and ITSQuest after giving effect to the acquisition. Pursuant to Rule 3-06 of Regulation S-X, the Company used an audited period between nine to twelve months (i.e. the period from January 1, 2020 through the November 26, 2020 acquisition date) to satisfy the requirements for one of the two audited annual periods required by Rule 8-04 of Regulation S-X. The accounting considerations relating to the ITSQuest acquisition has been included in Note 4 Business Acquisition of “Notes to Consolidated Financial Statements,” included in Item 13 of this registration statement on Form 10-12G/A filed on October 24, 2020. More information about the basis for the pro forma presentation are included in Note 1 to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss below.

TRANSPARENTBUSINESS, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical Transparent Business Year Ended December 31, 2020	Adjusted ITSQuest Period Ended November 26, 2020 (Note 2)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
REVENUES	$1,803,851	$10,173,407	$-		$11,977,258
COST OF REVENUES	923,342	8,130,095	-		9,053,437
GROSS PROFIT (LOSS)	880,509	2,043,312	-		2,923,821
OPERATING COSTS AND EXPENSES
General and administrative	6,325,972	2,331,578	-	(a)	8,657,550
Sales and marketing	5,388,028	242,363	325,172	(b)	5,955,563
Research and development	228,181	-	-		228,181
TOTAL OPERATING COSTS AND EXPENSES	11,942,181	2,573,941	325,172		14,841,294
LOSS FROM OPERATIONS	(11,061,672)	(530,629)	(325,172)		(11,917,473)
Interest expense, net	(170,670)	-	-		(170,670)
Other expense, net	(8,957)	-	-		(8,957)
Change in fair value of derivatives, net	(803,695)	-	-		(803,695)
Loss on settlement of debt, net	(154,590)	-	-		(154,590)
LOSS BEFORE INCOME TAXES	(12,199,584)	(530,629)	(325,172)		(13,055,385)
Income tax expense	(79,111)	-	222,941	(c)	143,830
NET LOSS AND COMPREHENSIVE LOSS	$(12,278,695)	$(530,629)	$(102,231)		$(12,911,555)
Less: net loss attributable to the noncontrolling interest	(50,487)	-	(310,101	)(d)	(360,588)
NET LOSS ATTRIBUTABLE TO TRANSPARENTBUSINESS	$(12,228,208)	$(530,629)	$207,870		$(12,550,967)
Net loss per share attributable to TransparentBusiness, basic and diluted	$(0.02)				$(0.02	)(e)
Weighted average number of common shares outstanding, basic and diluted	659,931,473				665,809,888	(e)

See accompanying notes which are an integral part of these unaudited pro forma condensed combined statements of operations and comprehensive loss

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

1. BASIS FOR PRO FORMA PRESENTATION

The Company has not included a separate pro forma balance sheet presentation because the effect of the ITSQuest acquisition has already been reflected in the Company’s consolidated historical balance sheet as of December 31, 2020 included in the Company’s registration statement on Form 10-12G/A. The unaudited pro forma condensed combined statement of operations and comprehensive loss has been prepared using TransparentBusiness’ and ITSQuest’s historical consolidated statements of operations and comprehensive loss and presents the pro forma effects of the ITSQuest acquisition in accordance with Article 11 of Regulation S-X. The historical statements of operations and comprehensive loss of TransparentBusiness and ITSQuest have been prepared in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2020 is presented as if the ITSQuest acquisition occurred on January 1, 2020. TransparentBusiness acquired ITSQuest on November 19, 2020. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2020 was derived from TransparentBusiness’ audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2020 and ITSQuest’s unaudited consolidated statement of operations and comprehensive loss for the period from January 1, 2020 through November 26, 2020. For practical purposes, TransparentBusiness used November 30, 2020 as the acquisition date to record the purchase accounting. The operating results of ITSQuest for the period between November 19, 2020 (the SEA closing date), November 26, 2020 (the audit date for ITSQuest financial statements) and November 30, 2020 (the acquisition date used by management for practical purposes) were not material. Certain reclassification adjustments have been made to the ITSQuest financial statements to conform to the TransparentBusiness financial statement presentation, as described in Note 2.

The unaudited pro forma condensed combined statement of operations and comprehensive loss has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, (ASC 805) with TransparentBusiness deemed as the accounting acquirer.

The historical statement of operations and comprehensive loss has been adjusted to give effect to matters that are (i) directly attributable to the ITSQuest acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the operating results of the combined company.

The unaudited pro forma condensed combined statement of operations and comprehensive loss has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s results of operations would have been had the ITSQuest acquisition been completed as of January 1, 2020. In addition, the unaudited pro forma condensed combined statement of operations and comprehensive loss does not purport to project the future operating results of the combined company.

The unaudited pro forma condensed combined statement of operations and comprehensive loss does not include any realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the ITSQuest acquisition.

This unaudited pro forma condensed combined statement of operations and comprehensive loss should be read in conjunction with TransparentBusiness’ and ITSQuest’s historical consolidated financial statements noted below:

●	the separate historical audited consolidated financial statements of TransparentBusiness as of and for the years ended December 31, 2021 and 2020 included in the Company’s Form 10-K, filed on July 19, 2022;

●	the separate historical audited consolidated financial statements of ITSQuest as of and for the eleven month period ended November 26, 2020 included as Exhibit 99.1 to this Form 8-K.

2. CONSOLIDATION AND RECLASSIFICATION ADJUSTMENTS TO ITSQUEST’S HISTORICAL STATEMENT OF OPERATIONS

The historical statement of operations of ITSQuest for the eleven months period ended November 26, 2020 reflects the following adjustments to conform to the TransparentBusiness financial statement presentation:

	Historical ITSQuest	Consolidation Adjustments (a)	Reclassifications (b)	Adjusted ITSQuest
REVENUES	$11,486,125	$(1,312,718)	$-	$10,173,407
COST OF REVENUES	8,242,889	(112,794)	-	8,130,095
GROSS PROFIT (LOSS)	3,243,236	(1,199,924)	-	2,043,312
OPERATING COSTS AND EXPENSES			-
Salaries and wages	1,092,622	-	(1,092,622)	-
General and administrative	2,231,356	(750,037)	850,259	2,331,578
Sales and marketing	-	-	242,363	242,363
TOTAL OPERATING COSTS AND EXPENSES	3,323,978	(750,037)	-	2,573,941
LOSS FROM OPERATIONS	(80,742)	(449,887)	-	(530,629)
Interest expense, net	(57,139)	57,139	-	-
LOSS BEFORE INCOME TAXES	(137,881)	(392,748)	-	(530,629)
Income tax expense	(134,716)	134,716	-	-
NET LOSS AND COMPREHENSIVE LOSS	$(272,597)	$(258,032)	$-	$(530,629)
Less: net loss attributable to the noncontrolling interest	33,700	(33,700)	-	-
NET LOSS ATTRIBUTABLE TO ITSQuest	$(306,297)	$(224,332)	$-	$(530,629)

(a)	The consolidated statement of operations of ITSQuest included the operations of ITSQuest and certain variable interest entities (“ITSQuest VIEs”). These ITSQuest VIEs were not acquired by TransparentBusiness. TransparentBusiness is not considered the reporting entity of the preacquisition ITSQuest VIEs and does not consolidate these entities. The consolidated statement of operations amounts corresponding to the ITSQuest VIEs have been eliminated to align with the presentation used by TransparentBusiness.

(b)	Certain items presented by ITSQuest have been reclassified to align with the presentation used by TransparentBusiness. Specifically, the statement of operations and comprehensive loss has been changed to allocate salaries and wages to their functional classifications (i.e. General and administrative and Sales and Marketing).

3. PURCHASE CONSIDERATION AND PURCHASE PRICE ALLOCATION

Under the terms of the Share Exchange Agreement (“SEA”), the acquisition of 51% of ITSQuest was funded by an exchange of 10,000,000 shares of TransparentBusiness’ common stock and contingent consideration in the form of a contingent divestiture provision. The purchase price, which represents the Total Consideration was paid on the closing date and was approximately $3,800 thousand.

The estimated fair values of the assets acquired, and liabilities assumed related to the acquisition, as well as the fair value of consideration transferred, approximate the following as of November 30, 2020:

Consideration Transferred:
Equity	$1,900,000
Contingent Divestiture	1,900,000
Fair Value of total Consideration Transferred	3,800,000
Fair Value of Non-Controlling Interest	3,730,000
Total of consideration transferred and non-controlling interest	$7,530,000

Assets acquired and liabilities assumed:
Accounts Receivable (net)	$1,256,834
Other Assets	163,584
Property, Plant and equipment	2,978
Trade Names*	770,000
Customer Relationships*	3,011,000
Indemnification Asset for New Mexico Tax Liability	4,389,727
Total identifiable assets acquired excluding goodwill	9,594,123
Accounts Payable and Accrued Expenses	16,999
Accrued Payroll Liabilities	116,682
New Mexico Tax Liability	4,389,727
Deferred Income Taxes	969,940
Current Liabilities	436,470
Total liabilities assumed	5,929,818
Net identifiable assets acquired excluding goodwill	3,664,305
Goodwill	3,865,695
Net assets acquired	$7,530,000

*	Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives, generally 15 years for customer relationships and 5 years for trade names.

4. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

The ITSQuest acquisition pro forma adjustments included in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2020 are as follows:

(a)	Business acquisition costs. ITSQuest’s and TransparentBusiness’ incurred acquisition costs that were immaterial. The pro forma adjustments to the statement of operations and comprehensive loss reflect no adjustment for ITSQuest acquisition costs to the pro forma financial information because the costs were expensed as incurred and do not have a continuing impact.

(b)	Intangible assets amortization expense. Represents amortization expense adjustment recorded to incorporate additional intangible assets amortization relating to the from the customer relationships and trade names recorded in the purchase price allocation at the Closing of the Business Combination, which was assumed to have occurred on January 1, 2020.

(c)

Pro forma tax effect. The income tax effects of ITSQuest as an entity owned by TransparentBusiness and the pro forma adjustments are reflected and calculated based on the statutory rate in effect during the periods for which the pro forma condensed combined statement of operations and comprehensive loss is being presented.

			Pro Forma Income Tax Benefit by Jurisdiction
ITSQuest Pro Forma Tax Effect for the year ended December 31, 2020	Pro Forma Impact to PreTax Loss		Federal (i)	New Mexico (ii)	Texas (iii)	Total Income Tax Benefit
Adjusted ITSQuest Period Ended November 26, 2020	$(530,629	)(iv)	$111,432	$23,178	$3,622	$138,232
Pro Forma Adjustments	(325,172	)(iv)	68,286	14,204	2,219	84,709
Totals	$(855,801)		$179,718	$37,382	$5,841	$222,941

(i)	Assumes a federal statutory tax rate of 21%

(ii)	Assumes a New Mexico statutory tax rate of 4.8% and an apportionment rate of ITSQuest to New Mexico based on revenues of 91%

(iii)	Assumes a Texas statutory tax rate of 0.75% and an apportionment rate of ITSQuest to Texas based on revenues of 9%

(iv)	As noted on the Loss Before Income Taxes line item within the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2020

(d)	Non-controlling interest. Non-controlling interest represents the adjustments for the Combined Company’s non-controlling interest in the Business Combination.

ITSQuest Pro Forma NCI for the year ended December 31, 2020	Net Loss and Comprehensive Loss (i)	Noncontrolling Interest over ITSQuest (49%)
Adjusted ITSQuest Period Ended November 26, 2020	$(530,629)	$(260,008)
Pro Forma Adjustments	(102,231)	(50,093)
Totals	$(632,860)	$(310,101)

(i)	As noted on the Net Loss and Comprehensive Loss line item within the Unaudited Pro Forma Condense Combined Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2020

(e)	Net income (loss) per share. Calculated based on the pro forma combined net loss and the weighted average outstanding common stock shares as if the 6.5 million non-contingent shares of common stock included in the purchase consideration would have been issued and outstanding as of January 1, 2020.